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                                                                   EXHIBIT 10.22
                             SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT (this "Agreement") is dated as of October 19, 2001, and is by and between AESGEN, INC., a Delaware corporation ("Aesgen" or the "Company"), aaiPHARMA INCORPORATED, a Delaware corporation (the "Purchaser").

         WHEREAS, the Purchaser and Aesgen have or will enter into an agreement (proposal number 01-068-R2) (the "Service Agreement") pursuant to which Purchaser agrees to perform certain services for Aesgen relating to Aesgen's Phase III clinical trials for AES-14 (the "Services");

         WHEREAS, the Services will be performed by Purchaser over time, and, pursuant to the Service Agreement, Aesgen will be required to pay Purchaser for such Services;

         WHEREAS, the Purchaser wishes to purchase up to the number of shares of Series D Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), of Aesgen as set forth on the Election Form attached hereto as Annex A (the "Subscribed Shares") for the purchase price of $100.00 per share of Series D Preferred Stock (the "Purchase Price");

         WHEREAS, the Purchaser has agreed to accept, and Aesgen has agreed to issue, in lieu of cash for the Services to be performed, Series D Preferred Stock.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

         SECTION 1. COMMITMENT.

         The Purchaser hereby subscribes for and agrees to purchase the Subscribed Shares, each at the Purchase Price.

         SECTION 2. PAYMENT OF THE PURCHASE PRICE AND DELIVERY OF THE SHARES.

                  (a) Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Purchaser hereby agrees to purchase, and Aesgen agrees to issue and sell to the Purchaser, subject to Section 2(c) hereof, such number of shares of Series D Preferred Stock at the aggregate Purchase Price as set forth opposite such Purchaser's name on Schedule I hereto (the "Accepted Shares"); provided such number of shares shall be no greater than the Subscribed Shares.

                  (b) Pursuant to the Service Agreement the Purchaser shall deliver to Aesgen monthly invoices for Services rendered for the month then ended. Notwithstanding the provisions of the Service Agreement to the contrary, until the aggregate amount payable to the Purchaser under the Service Agreement shall exceed the aggregate Purchase Price for the Accepted Shares, Aesgen shall only be responsible for payment for such Services as set forth in Section 2(c) hereof.


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                  (c) The shares of Series D Preferred Stock to be issued
         hereunder shall be issued at the following times and in the following amounts:

                  (i) As soon as practicable after the interim analysis of Aesgen's current Phase III clinical trial for AES-14 (the "Trial") is available, Aesgen shall deliver to the Purchaser Series D Preferred Stock in an amount (the "First Installment"), the aggregate Purchase Price for which shall be equal to the aggregate amount of all unpaid and undisputed invoices delivered pursuant to the Service Agreement to Aesgen by the Purchaser prior to such date.

                  (ii) As soon as practicable after the earlier of (i) the completion or abandonment of the Trial or (ii) the aggregate amount invoiced under the Service Agreement shall equal or exceed the aggregate Purchase Price for the Accepted Shares, Aesgen will deliver to the Purchaser additional Series D Preferred Stock in an amount (the "Second Installment"), the aggregate Purchase Price for which shall equal all unpaid and undisputed invoices delivered pursuant to the Service Agreement prior to such time.

                  (iii) To the extent the amount of First Installment and the Second Installment combined is less than the number of the Accepted Shares, Aesgen shall deliver to the Purchaser shares of Series D Preferred Stock in an amount equal to the Accepted Shares less the First Installment and the Second Installment in lieu of any cash payments that may become due under any services or supply agreement entered into between Aesgen and the Purchaser.

                  (iv) Notwithstanding the foregoing, no fractional shares of Series D Preferred Stock shall be issued and any amount representing a fraction of a share shall be carried forward until the next payment made hereunder, and the aggregate amount of shares of Series D Preferred Stock issued hereunder shall not exceed the number of the Accepted Shares.

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

         In order to induce Aesgen to accept this subscription and issue shares of Series D Preferred Stock to the Purchaser, the Purchaser hereby represents and warrants to Aesgen that:

                  (a) The execution, delivery and performance by the Purchaser of this Agreement and the purchase of the Subscribed Shares have been duly authorized by all action on the Purchaser's part.

                  (b) Purchaser understands that the Subscribed Shares to be purchased by him (i) will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act such securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein, and (ii) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.


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                  (c) This Agreement has been duly executed and delivered by the
         Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms subject, as to enforcement of remedies, to general equity principles and to applicable bankruptcy, insolvency and similar laws and moratorium from time to time in effect.

                  (d) The Purchaser is acquiring the Subscribed Shares for its own account, for investment and without any intent to make a distribution thereof, and each certificate representing the Subscribed Shares, and any other securities issued in respect of such Subscribed Shares upon any stock split, stock dividend, recapitalization, merger or similar event, unless no longer required in the opinion of counsel (which opinion and counsel shall be reasonably satisfactory to Aesgen), shall bear a legend substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW OR UPON DELIVERY TO AESGEN OF AN OPINION OF COUNSEL SATISFACTORY TO AESGEN THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED.

                  AESGEN IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF STOCK AND WILL FURNISH TO A STOCKHOLDER ON REQUEST AND WITHOUT CHARGE INFORMATION REGARDING THE DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

                  THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF JANUARY 30, 1998, AMONG AESGEN AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT AESGEN'S PRINCIPAL OFFICE. AESGEN WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF AESGEN UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS' AGREEMENT.

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                  (e) The Purchaser is an "accredited investor," as defined in
         Rule 501 (the provisions of which are known to the Purchaser) promulgated under the Securities Act.

                  (f) The Purchaser understands that no public market now exists for the Subscribed Shares or any other security issued in respect of such Subscribed Shares.

                  (g) Based on the Purchaser's knowledge, experience and skill in evaluating and investing in issues of securities derived from actual participation in financial, investment, tax and business matters, the Purchaser is capable of evaluating the merits and risks of an investment in the Subscribed Shares and the suitability of the Subscribed Shares as an investment for the Purchaser.

                  (h) The Purchaser acknowledges that Aesgen has incurred substantial losses to date and that the Purchaser may lose all or a substantial portion of his or its investment in Aesgen. The Purchaser
         (i) has adequate financial means of providing for current needs and possible personal contingencies after purchasing the Subscribed Shares,
         (ii) has no current need for liquidity in the Purchaser's investment in the Subscribed Shares, (iii) is able to bear the substantial economic risks of an investment in the Subscribed Shares for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

                  (i) The Purchaser has received the Confidential Offering Memorandum dated September 17, 2001 ("Offering Memorandum") and has had an opportunity to discuss the business, management and financial affairs of Aesgen and the terms and conditions of an investment in the Subscribed Shares with, and has had access to, the management of Aesgen. The Purchaser has carefully reviewed the Risk Factors set forth in the Offering Memorandum.

                  (j) Neither Aesgen nor any person acting on its behalf has offered to sell to the Purchaser the Subscribed Shares by means of any form of general solicitation or advertising such as media advertising or seminars. The Purchaser acknowledges that his or her investment decision has not been based on any representation except as set forth in this Agreement and the Offering Memorandum.

                  (k) All information which the Purchaser has provided to Aesgen, including all information contained herein and in the Questionnaire provided by the Aesgen, is true, correct and complete as of the date hereof, and if there should be any adverse change in such information, the Purchaser shall immediately notify Aesgen thereof.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF AESGEN.

         Aesgen represents and warrants to the Purchaser that:

                  (i) Aesgen has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Aesgen of this Agreement and the issuance by Aesgen of the Accepted Shares have been duly authorized by all action on Aesgen's part.

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                  (ii) This Agreement has been duly executed and delivered by
         Aesgen and constitutes the legal, valid and binding obligation of Aesgen, enforceable in accordance with its terms subject, as to enforcement of remedies, to general equity principles and to applicable bankruptcy, insolvency and similar laws and moratorium from time to time in effect.

                  (iii) The Accepted Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Series D Preferred Stock of Aesgen, with no personal liability attaching to the ownership thereof. Upon issuance, sale and delivery of, and payment for, the Accepted Shares, the Purchaser will acquire good and marketable title thereto, free and clear of all liens, encumbrances, restrictions on transfer, options, charges, security interests, equities and claims whatsoever other than as may arise solely pursuant to the terms of the Amended and Restated Stockholders' Agreement dated as of January 30, 1998 among Aesgen and the stockholders named therein. The issuance, sale and delivery of the Accepted Shares by Aesgen pursuant to this Agreement is not subject to any preemptive rights of stockholders of Aesgen or to any right of first refusal, transfer agreement or other similar right in favor of any person.

         SECTION 5. MISCELLANEOUS.

                  (a) This Agreement and the Service Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all of the parties hereto.

                  (b) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (d) Each party hereto represents that no broker, finder or other party has been retained by it and no broker or finder's fees or commissions have been agreed to be paid in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold harmless each other party from and against any and all losses and other expenses caused by a violation of this representation.

                           [SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the first date written above.

                                          aaiPHARMA INCORPORATED


                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------



                                          AESGEN, INC.


                                          By:
                                              ----------------------------------
                                              Paul McGarty
                                              President


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